UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)   SEPTEMBER  29,  2006
                                                     ---------------------------

                           NBOG BANCORPORATION, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    GEORGIA
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                 (State or Other Jurisdiction of Incorporation)

           001-16413                                    58-2554464
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     (Commission File Number)               (IRS Employer Identification No.)

     807 DORSEY STREET, GAINESVILLE, GEORGIA               30501
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     (Address of Principal Executive Offices)            (Zip Code)

                                 (770) 297-8060
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ]   Written  communications pursuant to Rule 425 under the Securities Act
(17  CFR  230.425)

     [ ]   Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

     [ ]   Pre-commencement  communications  pursuant to Rule 14d-2(b) under the
Exchange  Act  (17  CFR  240.14d-2(b))

     [ ]   Pre-commencement  communications  pursuant to Rule 13e-4(c) under the
Exchange  Act  (17  CFR  240.13e-4(c))

ITEM  3.02.     Unregistered  Sales  of  Equity  Securities.

     On September 29, 2006, NBOG Bancorporation, Inc. ("NBOG") entered into subscription agreements with each of its directors, whereby each director agreed to purchase 3,000 shares of NBOG's newly designated Series A Preferred Stock, no par value (the "Series A Preferred Stock"), for $10.00 per share. As a result, NBOG sold 21,000 shares of Series A Preferred Stock for a total of $210,000. NBOG intends to use the proceeds of this offering to increase the capital of The National Bank of Gainesville in order to comply with regulatory capital requirements. NBOG anticipates requesting approval from the Federal Reserve to redeem the shares of Series A Preferred Stock at their purchase price ($210,000) upon consummation of the pending merger with El Banco Financial Corporation (previously Nuestra Tarjeta de Servicios, Inc.) ("El Banco"). El Banco has agreed to assume half of the cost for the redemption of the Series A Preferred Stock, with the remaining half reducing the merger consideration to be received by NBOG shareholders in the merger.

ITEM 3.03.     Material Modifications to Rights of Security Holders.

     On September 29, 2006, NBOG amended its articles of incorporation to provide for the terms of the Series A Preferred Stock. The amendment authorized 50,000 shares of Series A Preferred Stock to be designated out of the existing 10,000,000 shares of authorized blank check preferred stock. The Series A Preferred Stock ranks senior to NBOG's existing common stock with respect to dividend rights and rights of liquidation, dissolution or winding up of NBOG. The Series A Preferred Stock does not provide for a stated dividend rate, instead providing that if a dividend is paid on the common stock of NBOG, then an equivalent dividend must be paid on the Series A Preferred Stock. It is not anticipated that any dividend will be paid to the holders of either the NBOG common stock or Series A Preferred Stock. The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 3.1 hereto.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On September 29, 2006, NBOG amended its articles of incorporation to provide for the terms of the Series A Preferred Stock and to authorize the issuance of 50,000 shares. The Series A Preferred Stock is non-cumulative perpetual preferred stock and will be treated as Tier 1 capital under existing Federal Reserve regulations. The Series A Preferred Stock is generally non-voting and cannot be converted into common stock of NBOG. NBOG has the right, subject to Federal Reserve approval, to redeem the shares for their purchase price plus accrued dividends, if any. The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 3.1 hereto.

ITEM 8.01.     Other Events

     The contemplated redemption of the Series A Preferred Stock described in
Item 3.02 above will result in a reduction of the per share merger consideration to be paid by El Banco to the holders of NBOG common stock, including NBOG's directors. The directors of NBOG believe that the issuance of the Series A Preferred Stock is in the best interests of NBOG's affiliated and unaffiliated shareholders because the additional capital provided from the issuance will maintain The National Bank of Gainesville's compliance with mandated regulatory capital levels.

ITEM 9.01.     Financial Statements and Exhibits.

     EXHIBIT  NO.     DESCRIPTION
     ------------     -----------

         3.1          Articles of Amendment to the NBOG Bancorporation, Inc.
                      Articles of Incorporation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NBOG BANCORPORATION, INC.

Dated: October 4, 2006.
                                        By:   /s/ W. Bryan Hendrix
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                                        Name:   W. Bryan Hendrix
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                                        Title:  Chief Financial Officer
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